Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2026, relating to the consolidated financial statements of Nexera Technologies Ltd (formerly Jeffs’ Brands Ltd), appearing in the Annual Report on Form 20-F of Nexera Technologies Ltd for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 20, 2026